EXHIBIT 11.1


                   WORLDWIDE WIRELESS, INC. AND SUBSIDIARY


                                                    Year
                                                   Ended        Six-months         Year         Nine-months
                                                December 31,       Ended           Ended           Ended
                                                    1994       June 30, 1995   June 30, 1996   March 31, 1997
                                                ------------   -------------   -------------   --------------

Net (loss)                                      $ (984,113)     $ (517,943)    $ (1,221,002)   $ (1,221,002)

Weighted average number of common shares
 outstanding (1)                                 2,310,391       2,763,398        2,763,398       2,788,961

Shares issuable upon the conversion of
 debt (including interest converted)                    --              --           75,563          50,000

Incremental shares issuable upon the
 exercise of warrants (1)                          299,463         299,463          318,213         318,213

Less shares assumed repurchased                   (299,463)       (299,463)        (320,713)       (320,713)
                                                -----------------------------------------------------------

Shares                                           2,310,391       2,763,398        2,836,461       2,836,461
                                                ===========================================================

(Loss) per share                                $    (0.43)     $    (0.19)    $      (0.40)   $      (0.43)
                                                ===========================================================

-------------------
<F1>  In accordance with the Securities and Exchange Commission's requirements, securities issued during the twelve-month period prior to the filing of the initial public offering have been included in the calculation, using the treasury stock method, as if they were outstanding for all periods prior to the offering.